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                                                                    EXHIBIT 99.1

                             MARINE BANCSHARES, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON [ ], 2003

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                             MARINE BANCSHARES, INC.

The undersigned holder(s) of common shares of Marine Bancshares, Inc. a Florida corporation (the "Company"), hereby constitutes and appoints _______________, _______________ and _______________, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held on [ ], 2003, at _________________________________, _________________, __________, Florida, at
_____ __.m., local time, and any adjournment thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, as follows:

1. To adopt the Agreement and Plan of Merger between Old Florida Bankshares, Inc. and Marine, dated as of December 31, 2002, a copy of which is included as Appendix A to the Proxy Statement/Prospectus for the Special Meeting, which accompanied this proxy card.

         [ ]  FOR           [ ]   AGAINST            [ ]   ABSTAIN

2. In their discretion, upon any other business (none known at the time of solicitation of this proxy) which properly comes before the Special Meeting or any adjournment thereof.

A VOTE FOR PROPOSAL NO. 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

All proxies previously given or executed by the undersigned are hereby revoked. Receipt is acknowledged of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus for the _____________, 2003 meeting.

Dated: _________, 2003
                         _______________________________________________________
                         _______________________________________________________
                                              (Signatures)

                         Shareholders should date this proxy card and sign above exactly as name appears at left. If common shares are registered in two names, both shareholders should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.